UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2009

Hypercom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13521	86-0828608
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8888 East Raintree Drive, Suite 300, Scottsdale, Arizona		85260
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-642-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2009, Hypercom Corporation ("Hypercom" or the "Company") announced the appointment of Thomas B. Sabol as Chief Financial Officer, effective April 20, 2009. Mr. Sabol will report to Philippe Tartavull, Chief Executive Officer and President.

Mr. Sabol joins Hypercom from Suntron Corporation where he has served as Chief Financial Officer since February 2006 and has been a director since July 2004. He will remain at Suntron Corporation until April 15, 2009. From December 2004 to November 2005, Mr. Sabol held the positions of Chief Financial Officer and Senior Vice President, Finance & Accounting at Wolverine Tube, Inc. Previously, he served as an independent business consultant from January 2004 to November 2004, and prior to that held Chief Financial Officer and Chief Operating Officer positions with Plexus Corp. Mr. Sabol is a Certified Public Accountant and holds a Bachelor of Science Degree in Accounting from Marquette University.

Pursuant to the terms of his offer letter dated March 24, 2009 (the "Offer Letter"), Mr. Sabol will be paid an annual base salary of $300,000 and is eligible for an annual bonus of up to 70% of his annual base salary if he achieves the annual performance goals mutually determined by the Chief Executive Officer and Mr. Sabol in accordance with the Company's annual compensation plan approval process. Mr. Sabol will also receive a guaranteed bonus of 10% of his base salary, or $30,000, for the period commencing on the date of his employment through December 31, 2009, provided that he continues to be employed by Hypercom through the date such bonus payment is made.

Mr. Sabol will also receive an option to purchase 200,000 shares of the Company's common stock on the fifteenth day of the month following his first day of employment. The option will vest and be exercisable with respect to 33.33% of the underlying shares on the first anniversary of Mr. Sabol's first day of employment, and the remaining 66.67% of the underlying shares will vest in equal installments over the succeeding 24-month period.

The Offer Letter also contains termination provisions that state that if Mr. Sabol is involuntarily terminated without "cause" within two years of the effective date of his employment, he will receive a payment equal to one year’s base salary and Hypercom will pay his COBRA payments for 12 months. If Mr. Sabol is involuntarily terminated without "cause" or resigns for "good reason," both following a "change of control" within two years of the effective date of Mr. Sabol’s employment, he will receive a payment equal to 18 months of his base salary and Hypercom will pay his COBRA payments for 18 months. In either scenario, Mr. Sabol's options to purchase the Company's common stock will immediately vest and be exercisable for three months following termination.

A copy of the Offer Letter is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. A copy of Hypercom's press release announcing Mr. Sabol's appointment is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Offer Letter dated March 24, 2009

99.1 Press Release dated March 30, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hypercom Corporation

March 30, 2009	By:	/s/ Douglas J. Reich

Name: Douglas J. Reich
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Offer Letter dated March 24, 2009
99.1	Press Release dated March 30, 2009